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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 29, 2022
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WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

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Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
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Canon’s Court
22 Victoria Street
Hamilton Bermuda HM12

(Address of Principal Executive Offices)	(Zip Code)
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Registrant’s telephone number, including area code: +44 8002 343065
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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuantto Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common shares, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 29, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Wejo Group Limited (the “Company”) determined that the previously issued audited consolidated financial statements of Wejo Limited (“Legacy Wejo”) as of and for the year ended December 31, 2020, filed with the Securities & Exchange Commission (the “SEC”) in a Registration Statement on Form S-1 on December 17, 2021, and the unaudited condensed consolidated financial statements as of and for the quarter ended September 30, 2021, filed with the SEC on a Quarterly Report on Form 10-Q/A on December 17, 2021, should no longer be relied upon. The Company intends to file a Comprehensive Annual Report on Form 10-K in which we will restate the consolidated financial statements for such periods. The Comprehensive Annual Report will also restate the financial statements as of and for the quarters ended March 31, 2021 and June 30, 2021, which were included in our initial registration statements on Form S-4 and S-4/A filed in connection with the Company’s initial business combination. In this Current Report on Form 8-K, we refer to all periods described in this paragraph as the “Affected Periods.”

During the review of the final valuation analysis in connection with the settlement of Legacy Wejo’s Convertible Loan Notes (“CLNs”), which took place as part of the preparation of the consolidated financial statements for the year ended December 31, 2021, the Company identified valuation errors in the consolidated financial statements of Legacy Wejo related to the derivative liabilities that were bifurcated from the CLNs during the Affected Periods. These errors were related to the misinterpretation of certain conversion terms of the CLN agreement and using the wrong output from the valuation report, which led to the fair value of derivative liabilities being valued incorrectly. As a consequence, the valuation of Legacy Wejo’s ordinary shares was affected, resulting in a misstatement of the beneficial conversion feature of the CLNs recorded in Additional Paid in Capital and the fair value of Advanced Subscription Agreements. In addition, Accumulated deficit, Accumulated other comprehensive income (loss), Net loss, Loss Per Share, and Foreign currency exchange translation adjustment were impacted as a result of these errors. The restatement is not expected to have an impact on (i) Revenue; (ii) Loss from Operations; (iii) Cash; and (iv) Net cash used in operations; or the Company’s non-GAAP measure and KPIs of (i) Adjusted EBITDA; (ii) Vehicles on Platform; (iii) Gross billings; (iv) Gross bookings; or (v) Total contract value.

These errors are attributable to the material weaknesses identified in the Company’s Registration Statement on Form S-1 and its Quarterly Report on Form 10-Q/A, both filed with the SEC on December 17, 2021, around insufficient design and implementation of processes and controls over financial reporting, as well as insufficient levels of accounting and financial reporting personnel with requisite knowledge and experience in the application of U.S. GAAP, which resulted in inadequate oversight, review and testing of the work performed by the Company’s third-party specialists. Management continues to develop and implement the Company’s previously announced remediation plan, which includes hiring additional personnel with U.S. GAAP and internal control over financial reporting experience, educating existing staff, implementing and supporting internal controls, and increasing the caliber of the financial reporting systems, all in order to strengthen the effectiveness of the design and operation of the Company’s internal control environment.

Management and the Audit Committee have discussed the matters disclosed pursuant to this Item 4.02(a) with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEJO GROUP LIMITED

Date: March 29, 2022	By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer